As filed with the Securities and Exchange Commission on December 13, 1996
                                        Registration No. 333-15647

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   AMNEX, INC.
             (Exact name of registrant as specified in its charter)

                      New York                       11-2790221
           (State or other jurisdiction       (I.R.S. Employer
               of incorporation)               Identification Number)

                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 867-0166
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Peter M. Izzo, Jr.
                                    President
                                   AMNEX, Inc.
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 867-0166
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                  Copies of all communications and notices to:

                              Fred S. Skolnik, Esq.
                       Certilman Balin Adler & Hyman, LLP
                                90 Merrick Avenue
                           East Meadow, New York 11554
                                 (516) 296-7000

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [x]

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The documents listed below have been filed by the Company with the Commission (File No. 0-17158) and are incorporated herein by reference:

                (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended (the "1995 Form 10-K").

                (b) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "Forms 10-Q").

                (c) The Company's Current Report on Form 8-K for an event dated October 4, 1995, as amended (the "October 1995 Form 8-K").

                (d) The Company's Current Report on Form 8-K for an event dated June 28, 1996, as amended (the "June 1996 Form 8-K").

                (e) The Company's Current Report on Form 8-K for an event dated November 20, 1996 (the "November 1996 Form 8-K").

                (f) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 10, as amended.

                All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of Common Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from their respective dates of filing.

                The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to Amy S. Gross, Secretary, AMNEX, Inc., 101 Park Avenue, New York, New York 10178 (telephone number: (212) 867-4639).

                Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
                                        2

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth the expenses (estimated except for the Registration Fee) in connection with the offering described in the Registration
Statement:

Registration Fee...................................    $1,334.89
Accountants' Fees and Expenses.....................     1,000.00
Legal Fees and Expenses............................     5,000.00
Printing ..........................................       100.00
Miscellaneous......................................        65.11
                                                        --------
  Total............................................    $7,500.00
                                                       =========

Item 15.  Indemnification of Directors and Officers.

          Under the laws of the State of New York, the officers and directors of the Registrant are entitled to indemnification by the Registrant, under certain circumstances, pursuant to Sections 721-727 of the New York Business Corporation Law which authorizes the Registrant, generally, to indemnify officers and directors against both expenses and liabilities in connection with any proceeding involving any such officer or director, other than in a proceeding by or in the right of the Registrant to procure a judgment in its favor, if (i) such officer or director acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant; and (ii) with respect to any criminal proceeding, such officer or director also had no reasonable cause to believe his conduct was unlawful. In addition, such statute authorizes the Registrant, generally, to indemnify officers and directors against amounts paid in settlement and their expenses in connection with any proceeding by or in the right of the Registrant to procure a judgment in its favor which involved the officer or director, if such officer or director acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant.

          The Registrant is required to indemnify an officer or director, as set forth above, if such officer or director has been successful on the merits or otherwise in the defense of any matter referred to herein. Otherwise, indemnification of an officer or director, unless ordered by a court, may be made by the Registrant only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the officer or director met the applicable standard of conduct or because indemnification is permitted pursuant to Section 721 of the Business Corporation Law. Such determination shall be made generally (a) by the Board of Directors of the Registrant, acting by a quorum consisting of directors who were not parties to the proceeding; or (b) if a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs (i) by the Board of Directors upon the written opinion of independent legal counsel that indemnification is proper under the circumstances, or (ii) by the shareholders.

          Article X of the Registrant's By-Laws provides that the Registrant shall, to the fullest extent permitted by law, indemnify all its officers and directors.

          The Registrant's Certificate of Incorporation contains the provisions of Section 402(b) of the Business Corporation Law of the State of New York relating to the elimination of directors' liability for damages for breach of duty in such capacity.

Item 16.  Exhibits.

Exhibit Number        Description of Exhibit

 2.1 Amended and Restated Asset Purchase Agreement, dated as of October 4, 1995, among Crescent Public Communications Inc. ("Crescent"), Crescent Communications, Inc. ("CCI"), AMNEX, Inc. and Friedli Corporate Finance AG ("Friedli AG").1

 2.2 Letter agreement, dated as of October 4, 1995, among the Company, Crescent, CCI and Friedli AG pursuant to which, among other matters, the Agreement was declared null and void.1

 2.3 Letter agreement, dated as of October 4, 1995, among the Company, Crescent, the stockholders of CCI and Friedli AG, among others.1

 2.4 Stock Purchase Agreement, dated as of April 26, 1996, among AMNEX, Inc., Robert A. Rowland, Delajane Rowland, Donald D. Simmons,
             C. Michael Moehle, Barbara Ann Cromwell, Ellen E. Wood, Daniel N. Matheson, Capital Network System, Inc., Capital Network International, Inc., Capital Network Mexico, S.A. de C.V., and Point to Point Communications Company.2
--------
 1 Denotes document filed as an exhibit to the Registrant's Current Report on Form 8-K for an event dated October 4, 1995, as amended (File
        No. 0-17158), and incorporated herein by reference.

 2.5         First   Amendment   to  Stock   Purchase Agreement, dated as of
             June 28, 1996, by and among the foregoing parties as well as Sirrom Capital Corporation and Spectrum Global Telecommunications Party Limited.2

 2.6 Asset Purchase Agreement, dated as of November 20, 1996, among the Company, Crescent Public Communications Inc. ("Crescent"), Coastal Telecom Payphone Company, Inc. ("Coastal"), BEK Tel, Inc.
             ("BEK Tel"), Garden State Telephone Installation & Service Co., Inc. ("Garden State") and Brian E. King ("King") (Coastal, BEK Tel, Garden State and King being collectively referred to as the "Sellers").3

 2.7 Supplement and modification letter, dated as of November 20, 1996, among the Company, Crescent and the Sellers with respect to the Asset Purchase Agreement.3

 4 Specimen of certificate evidencing Common Shares of the Registrant.4

 5 Opinion of Certilman Balin Adler & Hyman, LLP regarding the legality of the securities being registered.

23.1         Consent of Ernst & Young LLP (with respect to the
                                        Company)
--------
   2 Denotes document filed as an exhibit to the Registrant's Current Report on Form 8-K for an event dated June 28, 1996, as amended (File No. 0-17158), and incorporated herein by reference.
   3 Denotes document filed as an exhibit to the Registrant's Current Report on Form 8-K for an event dated November 20, 1996 (File No. 0-17158) and incorporated herein by reference.
   4 Denotes document filed as an exhibit to the Registrant's Registration Statement on Form S-3 (Registration No. 33-58084) and incorporated herein by reference.

23.2         Consent of Price Waterhouse LLP

23.3         Consent of Ernst & Young LLP (with respect to Crescent)

23.4 Consent of Certilman Balin Adler & Hyman, LLP (included in its opinion filed as Exhibit 5)

24 Powers of Attorney (included in signature page forming a part hereof)

Item 17.  Undertakings.
-----------------------

             The undersigned Registrant hereby undertakes:

             (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to

Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of December, 1996.

                                            AMNEX, INC.

                                            By:/s/Kenneth G. Baritz
                                               Kenneth G. Baritz
                                               Chairman of the Board



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Capacity                       Date

                       President, Chief
                       Executive Officer and
                       Director (Principal
       *               Executive Officer)           December 12, 1996
Peter M. Izzo, Jr.

                       Chairman of the
                       Board (Principal
       *               Financial Officer)           December 12, 1996
Kenneth G. Baritz

                       Vice President - Finance,
                       Treasurer and Chief
                       Accounting Officer
                       (Principal Accounting
       *               Officer)                     December 12, 1996
------------------
Richard L. Stoun


       *               Director                     December 12, 1996
------------------
Michael V. Dettmers

*Kenneth G. Baritz, pursuant to Powers of Attorneys (executed by each of the persons listed above and indicated as signed above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of each of the persons named above and indicated as signing above in the capacities in which the names of each appear above, and does hereby sign and execute this amendment to the Registration Statement in his own behalf in the capacity of Chairman of the board and Principal Financial Officer.

December 12, 1996                                         /s/ Kenneth G. Baritz
                                                          ---------------------
                                                          Kenneth G. Baritz